Exhibit (a)(1)(G)

Confirmation E-mail/Letter to Employees who Elect to Participate in the Exchange Program

Sanmina-SCI has received your election form dated [               , 2007], by which you elected to have some or all of your eligible outstanding options cancelled in exchange for new options, subject to the terms and conditions of the offer.

If you change your mind, you may withdraw your election as to some or all of your eligible options by completing and signing the withdrawal form which was previously provided to you and delivering it by facsimile or by hand delivery before 5:00 p.m., Pacific Time, on April 16, 2007 to:

Richard Edde

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Fax: (408) 964-3007 or (408) 964-3096

Only documents that are complete, signed and actually received by Richard Edde by the deadline will be accepted.  Documents submitted by any other means, including interoffice or U.S. mail or other post and Federal Express (or similar delivery service) are not permitted.  You should direct questions about this offer to Richard Edde, our Senior Stock Administrator, at:

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Tel:  (408) 964-3242

Fax: (408) 964-3007 or (408) 964-3096

E-mail:  richard.edde@sanmina-sci.com

Please note that our receipt of your election form is not by itself an acceptance of the options for exchange. For purposes of the offer, Sanmina-SCI will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when Sanmina-SCI gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication. Sanmina-SCI’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the offer period.

This notice does not constitute the offer to exchange.  The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options, dated March 19, 2007; (2) the memorandum from Jure Sola, dated March 19, 2007; (3) the summary of the option exchange program; (4) the election form; and (5) the withdrawal form.  You may access these documents through SanminaNet, your local Human Resources Representative or the U.S. Securities and Exchange Commission’s website at www.sec.gov.

Confirmation E-mail/Letter to Employees who Withdraw from the Exchange Program

Sanmina-SCI has received your withdrawal form dated [            , 2007], by which you rejected Sanmina-SCI’s offer to exchange your eligible outstanding options for new options.

If you change your mind, you may again elect to exchange some or all of your eligible options by completing and signing an election form and delivering it by facsimile or by hand delivery before 5:00 p.m., Pacific Time, on April 16, 2007 to:

Richard Edde

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Fax: (408) 964-3007 or (408) 964-3096

Only documents that are complete, signed and actually received by Richard Edde by the deadline will be accepted.  Documents submitted by any other means, including interoffice or U.S. mail or other post and Federal Express (or similar delivery service) are not permitted.  You should direct questions about this offer to Richard Edde, our Senior Stock Administrator, at:

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Tel:  (408) 964-3242

Fax: (408) 964-3007 or (408) 964-3096

E-mail:  richard.edde@sanmina-sci.com

This notice does not constitute the offer to exchange.  The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options, dated March 19, 2007; (2) the memorandum from Jure Sola, dated March 19, 2007; (3) the summary of the option exchange program; (4) the election form; and (5) the withdrawal form.  You may access these documents through SanminaNet, your local Human Resources Representative or the U.S. Securities and Exchange Commission’s website at www.sec.gov.